UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 1, 2005

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, MN 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

We entered into a Securities Purchase Agreement as of April 1, 2005, which is attached hereto as Exhibit 10.1, with certain accredited investors for the sale of approximately $13.6 million of 5% Series A Convertible Preferred Stock at a stated value of $1,000 per share.  Each share of preferred stock is convertible into the number of shares of common stock equal to the stated value divided by $0.50, subject to anti-dilution adjustments.  The terms of the preferred stock, which include dividend, protective, liquidation and conversion rights, are set forth in a Certificate of Designation which is attached hereto as Exhibit 3.  Under the Securities Purchase Agreement, the preferred stock is to be sold along with warrants to purchase a number of shares of common stock equal to 75% of the number of shares of common stock initially issuable upon conversion of the preferred shares.  The warrants have a term of five years and are exercisable at $0.50 per share, subject to anti-dilution adjustments.  The form of warrant is attached hereto as Exhibit 10.2.

We entered into Debt Conversion Agreements as of April 1, 2005, the form of which is attached hereto as Exhibit 10.3, with certain existing debt holders for the conversion of an aggregate of approximately $4.4 million of debt into the above-referenced equity securities.  Pursuant to one such agreement, PKM Properties, LLC, an entity controlled by Paul K. Miller, one of our directors and the largest beneficial owner of our securities, converted approximately $3.0 million of outstanding indebtedness into the above-referenced equity securities.

We agreed to register the shares underlying the preferred stock and the shares underlying the warrants under applicable federal and state securities laws pursuant to a registration rights agreement attached hereto as Exhibit 10.4.

We engaged J Giordano Securities Group (“Giordano”) as a non-exclusive agent in connection with the transactions contemplated by the Securities Purchase Agreement (the “Private Placement”).  We agreed to pay Giordano such commissions, fees and reimbursement of expenses as are set forth in the engagement letter, dated December 17, 2004 (attached hereto as Exhibit 10.5), as amended March 16, 2005 (attached hereto as Exhibit 10.6) (collectively, the “Giordano Agreement”).  We also agreed to pay Tower Finance, Ltd. (“Tower”) a finder’s fee and to reimburse it for certain expenses as are set forth in a letter agreement, dated December 8, 2004 (attached hereto as Exhibit 10.7), as amended March 16, 2005 (attached hereto as Exhibit 10.8) (collectively, the “Tower Agreement”).

Pursuant to the Giordano Agreement, we agreed (1) to pay Giordano a cash commission equal to 6% of the gross proceeds raised upon the sale of preferred shares to its clients (exclusive of preferred shares issued upon conversion of indebtedness in the Private Placement), (2) to reimburse Giordano for reasonable expenses incurred in connection with the Private Placement, and (3) to issue to Giordano five-year warrants to purchase a number of shares of common stock equal to 6% of the number of shares of common stock initially issuable upon conversion of the preferred shares sold in the Private Placement to its clients (exclusive of preferred shares issued upon the conversion of indebtedness in the Private Placement).

Pursuant to the Tower Agreement, we agreed (1) to pay Tower a finder’s fee equal to 6% of the gross proceeds raised upon the sale of preferred shares to persons introduced to the Company by Tower (exclusive of preferred shares issued upon conversion of indebtedness in the Private Placement), (2) to reimburse Tower for reasonable expenses incurred in connection with the Private Placement, and (3) to issue to Tower five-year warrants to purchase a number of shares of common stock equal to 6% of the number of shares of common stock initially issuable upon conversion of the preferred shares sold in the Private Placement to persons introduced to the Company by Tower (exclusive of preferred shares issued upon the conversion of indebtedness in the Private Placement).

In connection with this transaction, we agreed to reimburse the lead investor $30,000 in connection with its legal fees concerning the Securities Purchase Agreement and to reimburse PKM Properties, LLC in connection with its legal fees.

The foregoing description is qualified in its entirety by reference to Exhibit 3 and Exhibit 10.1 through Exhibit 10.8 hereto.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

On April 1, 2005, under the Securities Purchase Agreement described under Item 1.01 above, we issued 18,035 shares of 5% Series A Convertible Preferred Stock to accredited investors, warrants for the purchase of 27,052,500 shares of common stock to such investors, and warrants for the purchase in the aggregate of 1,635,960 shares of common stock to our placement agent and finder.

Each share of preferred stock is convertible into the number of shares of common stock equal to the stated value divided by $0.50, subject to anti-dilution adjustments.  As a result, the 18,035 preferred shares sold may be converted into 36,070,000 shares of common stock, subject to anti-dilution adjustments.  The terms of the preferred stock, which include dividend, protective, liquidation and conversion rights, are set forth in a Certificate of Designation which is attached hereto as Exhibit 3.

The preferred stock was sold along with warrants to purchase a number of shares of common stock equal to 75% of the number of shares of common stock initially issuable upon conversion of the preferred shares.  The warrants have a term of five years and are exercisable at $0.50 per share, subject to anti-dilution adjustments.  If the shares issuable upon exercise of the warrants are not registered for resale at the time of exercise, each warrant allows the holder to convert the warrants into common stock without any cash consideration in exchange for the surrender of the remaining shares of common stock otherwise purchasable upon exercise of the warrant.  The form of warrant is attached hereto as Exhibit 10.2.

We obtained gross cash proceeds of $13,603,000 at the closing (net of $30,000 in legal fees which were offset by the lead investor).  We also converted $4,402,000 of indebtedness into the above-referenced securities.  We paid our placement agent cash commissions of $573,000, we repaid an outstanding debt obligation to PKM Properties, LLC of $502,708, and we paid our finder a finder’s fee of $244,980.  We have also agreed to reimburse our placement agent and finder for expenses, and to reimburse PKM Properties, LLC in connection with its legal fees.

The foregoing issuances were made in reliance upon the exemption provided in Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D.  Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act.  The recipients of such securities received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-KSB, Form 10-QSB, and Form 8-K, as filed with the SEC.  Except as set forth above, no discount or commission was paid in connection with the issuance of the preferred stock and the warrants.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a)           On March 30, 2005, in anticipation of our entry into the Securities Purchase Agreement described in response to Item 1.01 above, we filed a Certificate of Designation for 5% Series A Convertible Preferred Stock.  The terms of such securities are described above in response to Item 1.01 and such description is incorporated by reference in response to this Item 5.03.

The foregoing description is qualified in its entirety by reference to Exhibit 3 hereto.

ITEM 7.01 REGULATION FD DISCLOSURE

On April 4, 2005, we issued a press release, which appears as Exhibit 99 hereto, regarding our entry into a Securities Purchase Agreement and certain Debt Conversion Agreements, and the closing of the sale of securities thereunder.

Such press release is incorporated by reference in response to this Item 7.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)           See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: April 4, 2005	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3	Certificate Of Designation Of Rights And Preferences of Series A Convertible Preferred Stock.
10.1	Securities Purchase Agreement between the Registrant and the Investors named as signatories thereto, dated March 31, 2005 (effective April 1, 2005).
10.2	Form of Warrant.
10.3	Form of Debt Conversion Agreement, dated March 29, 2005 (effective April 1, 2005).
10.4	Registration Rights Agreement between the Registrant and the Investors named as signatories thereto, dated March 31, 2005 (effective April 1, 2005).
10.5	Engagement Letter between the Registrant and J Giordano Securities Group, dated December 17, 2004.
10.6	Amendment to Engagement Letter between the Registrant and J Giordano Securities Group, dated March 16, 2005.
10.7	Letter Agreement between the Registrant and Tower Finance, Ltd., dated December 8, 2004.
10.8	Amendment to Letter Agreement between the Registrant and Tower Finance, Ltd., dated March 16, 2005.
99	Press Release regarding the Registrant’s entry into a Securities Purchase Agreement, dated April 4, 2005.